Exhibit 3.2
TRUST AGREEMENT
     TRUST AGREEMENT, dated as of November 18, 2005, is entered into by and between Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Sponsor”), The Bank of New York (Delaware), a Delaware banking corporation (the “Delaware Trustee”), and I. Joseph Massoud and James J. Bottiglieri, as the initial regular trustees (each a “Regular Trustee” and collectively with the Delaware Trustee, the “Trustees”). The Sponsor and the Trustees hereby agree as follows:
     1. The trust created hereby shall be known as Compass Diversified Trust (the “Trust”), in which name the Trustees may, as directed by the Sponsor in writing from time to time pursuant to Section 8 hereof, conduct the business of the Trust, make and execute contracts, and sue and be sued.
     2. [Reserved]
     3. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the “Act”) and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A. It is the intention that this Trust qualify as a grantor trust under section 301.7701-4 of the Treasury regulations; in accordance therewith, the Trustees shall have no power under this Trust Agreement to vary the investment of the Trust.
     4. The purposes of the Trust are to (i) issue shares of beneficial interest in the assets of the Trust (the “Shares”), a specimen of which is attached hereto as Exhibit B, each Share representing an undivided beneficial interest in one non-management unit of the Sponsor (the “Sponsor Units”) owned by the Trust, (ii) own the Sponsor Units and (iii) engage in such other activities as are necessary, convenient or incidental thereto. Each person or entity in whose name a Share is registered on the books of the Trust shall be a “beneficial owner” within the meaning of the Act.
     5. The Delaware Trustee shall be a trustee solely for purposes of fulfilling the requirements of Section 3807 of the Act. Notwithstanding any other provision of this Trust Agreement, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees described in this Trust Agreement. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions of the Sponsor, the Trust or of the Regular Trustees.
     6. There shall be no implied duties or obligations of the Trustees hereunder. Any action by the Trustees in accordance with their respective powers shall constitute the act of and serve to bind the Trust. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except to the extent that (i) the Sponsor may instruct the Trustees pursuant to Section 8 hereof; (ii) as required by applicable law, or (iii) as may be necessary to obtain, prior to such execution or delivery, any licenses, consents or approvals required by applicable law or otherwise.
     7. The Sponsor is hereby authorized and directed, on behalf of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-l (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments thereto, relating to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), (b) a Registration Statement filed pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement” and, together with the 1933 Act Registration Statement, the “Registration Statements”), including any amendments thereto, relating to the registration of the Shares under the Securities Act and (c) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”), including any pre-effective or post-effective amendments thereto, relating to the registration of the Shares under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, (ii) to prepare and file with the Nasdaq National Market and/or any other securities exchange and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Shares to be listed on the Nasdaq National Market and/or any other securities exchange, (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Shares under the securities or “blue sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable, (iv) to select underwriters or other placement agents relating to the public offering or any issuance of any Shares pursuant to the Registration Statements, (v) to negotiate the terms of, and execute on behalf of the Trust, any underwriting agreements, purchase agreements or other agreements relating to the public offering or any future issuance of the Shares in exchange for Sponsor Units, (vi) to execute and deliver, in each case on behalf of the Trust, such certifications or reports required by the Sarbanes-Oxley Act of 2002 from time to time as may be necessary or proper to the conduct of the business of the Trust, (vii) to pay any filing, application or other fees associated with any of the foregoing actions, including those to the Commission, the National Association of Securities Dealers, any securities exchange, any agents or any other Person, and (viii) to negotiate the terms of, and execute on behalf of the Trust, such agreements, documents and certificates, and to do such other acts and things as the Sponsor may deem to be necessary or advisable in order to (x) give effect to any of the foregoing actions, (y) in connection with the public offering or any future issuance of the Shares or (z) carry out the purpose and intent of the Trust. For the avoidance of doubt, it is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-(viii) above, (A) any Regular Trustee or the Sponsor singly is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required or be deemed necessary to join in any such filing or action or execute on behalf of the Trust any such document or to take any such action.
     8. Except as provided above, the Sponsor and the Trustees hereby acknowledge and agree that the Trustees are authorized, directed and instructed to act, only as specifically authorized in writing by the Sponsor.
     Any written instructions, notwithstanding any error in the transmission thereof or that such instructions may not be genuine, shall, as against the Sponsor and in favor of the Trustees, be conclusively deemed to be valid instructions from the Sponsor to the Trustees for the purposes of this Trust Agreement, if reasonably believed by the Trustees to be genuine and if not otherwise insufficient on the face of such written instructions; provided, however, that a Trustee in its discretion may decline to act upon any instructions where they are not received by such Trustee in sufficient time for such Trustee to act upon or in accordance with such instructions, where such Trustee has reasonable grounds for concluding that the same have not been accurately transmitted or are not genuine or where such Trustee believes in good faith that complying with such instructions is contrary to applicable law or might subject such Trustee to any liability. If a Trustee declines to act upon any instructions for any reason set out in the preceding sentence, it shall notify (and provide reasonable detail to) the Sponsor and the other Trustees in writing forthwith after it so declines. In addition, the Delaware Trustee shall not be required to take or refrain from taking any action of the Trustee shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Trust Agreement, any other document to which the Trust is a party or otherwise contrary to law.
     9. The Trustees shall not be liable for any act or omission in the course of or connected with their performance hereunder, except only that each Trustee shall be subject to liability occasioned by such Trustee’s own gross negligence or willful misconduct or the gross negligence or willful misconduct of any of such Trustee’s directors, officers or employees in the rendering of its performance hereunder, as determined by a court of competent jurisdiction.
     The Trustees shall incur no liability to anyone in acting upon any document, including any certified items referenced herein, reasonably believed by them to be genuine (and which is not otherwise insufficient on its face) and to have been signed by the proper person or persons, including (i) written instructions from the Sponsor, and (ii) a certified copy of a resolution of the board of directors or other governing body of any corporate party, which shall be conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate, if relied upon by the Trustees in good faith, shall constitute full protection to the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon. In the event that a Trustee is unsure of the course of action to be taken by them hereunder, such Trustee may request instructions from the Sponsor as to such course of action to be taken. In the event that no instructions are provided within the time requested by a Trustee, such Trustee shall have no duty or liability for their failure to take any action or for any action they take in good faith and in accordance with the terms hereof.
     Notwithstanding anything herein to the contrary, in no event shall the Trustees be liable to any persons for (i) special or consequential damages or (ii) the acts or omissions of their nominees, correspondents, designees, agents or subagents appointed by them in good faith.
     10. Any Trustee may resign upon thirty days prior written notice to the Sponsor. The Sponsor may remove any Trustee without cause upon thirty days prior notice to such Trustee.
     11. Legal title to all assets of the Trust shall be vested in the Trust.
     12. The Sponsor agrees to (i) reimburse the Trustees for all reasonable expenses (including, reasonable fees and expenses of counsel and other experts) and (ii) to the fullest extent permitted by applicable law, to indemnify and hold harmless (a) the Trustees, (b) any officer, director, shareholder, employee, representative or agent of the Trustees, and (c) any employee or agent of the Trust (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, tax, penalty, expense or claim of any kind or nature incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.
     13. This Trust Agreement may be amended or restated by, and only by, a written instrument executed by each of the Trustees and the Sponsor.
     14. The Trust shall dissolve: (i) upon the filing of a Certificate of Cancellation or its equivalent with respect to the Sponsor or the failure of the Sponsor to revive its charter within ten (10) days following the revocation of the Sponsor’s charter; (ii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; and (iii) upon the written election of the Sponsor. As soon as is practicable after the occurrence of any event referred to above, the Regular Trustees shall notify the Delaware Trustee and then shall wind-up the Trust pursuant to Section 3808(e) of the Act and any one of the Regular Trustees shall execute and file a Certificate of Cancellation with the Secretary of State of the State of Delaware.
     This Trust Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS (OTHER THAN THE ACT) THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.
     15. If any provision of this Trust Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
     16. This Trust Agreement may be executed in one or more counterparts of the signature page. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
as Sponsor

By:	/s/ I. Joseph Massoud

Name: I. Joseph Massoud
Title: Chief Executive Officer

THE BANK OF NEW YORK (DELAWARE),
as Delaware Trustee

By:	/s/ Kristine K. Gullo

Name:	Kristine K. Gullo
Title:	Vice President

/s/ I. Joseph Massoud

Name: I. Joseph Massoud, not in his individual capacity
but solely as Regular Trustee

/s/ James J. Bottiglieri

Name: James J. Bottiglieri, not in his individual capacity
but solely as Regular Trustee

EXHIBIT A
CERTIFICATE OF TRUST
OF
COMPASS DIVERSIFIED TRUST
     This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) (the “Act”) and sets forth the following:
1.	Name. The name of the statutory trust formed hereby is Compass Diversified Trust.

2.	Delaware Trustee. The name and business address of the Trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), 502 White Clay Center, Route 273 P.O. Box 6973, Newark, DE 19711.

3.	Effective Date. This Certificate of Trust shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

4.	This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.

The Bank of New York (Delaware), not in its individual
capacity but solely as Delaware Trustee

By:	/s/ Kristine K. Gullo

Name: Kristine K. Gullo
Title: Vice President

/s/ I. Joseph Massoud

Name: I. Joseph Massoud, not in his individual capacity
but solely as Regular Trustee

/s/ James J. Bottiglieri

Name: James J. Bottiglieri, not in his individual capacity
but solely as Regular Trustee

EXHIBIT B
SPECIMEN

Number	Shares
CREATED UNDER THE LAWS
OF
THE STATE OF DELAWARE
COMPASS DIVERSIFIED TRUST
This Certifies that                      is the owner of Shares of                      the Trust with such rights and privileges as are set forth in the Trust Agreement of the Trust dated •, 2005 (the “Trust Agreement”), as it may be amended from time to time.
[THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS•) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]
[NEITHER THE SHARES NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS ON IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED.]
THE SHARES REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE PORTION OF SUCH HOLDER'S SHARES IN THE TRUST. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE TRUST'S SHARES WILL BE FURNISHED BY THE TRUST TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.
IN WITNESS WHEREOF, said Trust has cased this Certificate to be signed by its Regular Trustee this                      day of                     , A.D. 2005.

/s/ I. Joseph Massoud

Name: I. Joseph Massoud
Title: Regular Trustee